UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 19, 2024

VIZIO HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40271	85-4185335
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

39 Tesla Irvine, CA 92618
(Address of Principal Executive Offices and Zip Code)

(949) 428-2525

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VZIO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On February 19, 2024, VIZIO Holding Corp., a Delaware corporation (“VIZIO”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Walmart Inc., a Delaware corporation (“Walmart”), and Vista Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Walmart (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into VIZIO (the “Merger”), with VIZIO continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Walmart.

VIZIO’s board of directors (the “Board”) unanimously determined that the transactions contemplated by the Merger Agreement, including the Merger, are in the best interests of VIZIO and its stockholders, and approved the Merger Agreement and the transactions contemplated by the Merger Agreement. The Board also unanimously recommended that VIZIO’s stockholders adopt the Merger Agreement and approve the Merger.

On February 19, 2024, following the execution of the Merger Agreement, VIZIO stockholders (including William Wang, the Chief Executive Officer of VIZIO, and Mr. Wang’s related trusts) holding approximately 89% of the voting power of VIZIO’s outstanding Common Stock (as defined below) (the “Consenting Stockholders”) adopted the Merger Agreement and approved the transactions contemplated thereby, including the Merger, by written consent. No other approval of VIZIO’s stockholders is required to complete the transaction.

Equity Treatment in the Merger

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of VIZIO’s Class A common stock (the “Class A Common Stock”) and Class B common stock (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”) outstanding immediately prior to the Effective Time (subject to certain customary exceptions specified in the Merger Agreement) will automatically be converted into the right to receive $11.50 in cash, without interest (the “Per Share Price”) and subject to applicable withholding taxes.

Pursuant to the Merger Agreement, outstanding options to purchase shares of Class A Common Stock (“VIZIO Options”) and outstanding restricted stock units covering shares of Class A Common Stock (“VIZIO RSUs”) will generally be treated as follows:

•

At the Effective Time, each VIZIO Option with a per share exercise price that is less than the Per Share Price and that is outstanding and vested as of immediately before the Effective Time (after giving effect to any acceleration resulting from or in connection with the Merger) (each such VIZIO Option, a “Cashed-Out VIZIO Option”) will be canceled in exchange for the right to receive an amount in cash, subject to applicable withholding taxes, equal to the product of (1) the total number of shares of Class A Common Stock covered by such Cashed-Out VIZIO Option multiplied by (2) the excess of (A) the Per Share Price over (B) the per share exercise price of the Cashed-Out VIZIO Option.

•	At the Effective Time, each outstanding VIZIO Option that is not a Cashed-Out VIZIO Option (each such VIZIO Option, a “Cancelled VIZIO Option”) will be canceled for no consideration.

•

At the Effective Time, each VIZIO RSU that is outstanding and vested (and not yet settled) as of immediately before the Effective Time (after giving effect to any acceleration resulting from or in connection with the Merger) (each such VIZIO RSU, a “Vested VIZIO RSU”) will be canceled in exchange for the right to receive an amount in cash, subject to applicable withholding taxes, equal to the product of (1) the Per Share Price multiplied by (2) the total number of shares of Class A Common Stock covered by such Vested VIZIO RSU.

•

At the Effective Time, each VIZIO RSU that is outstanding and unvested as of immediately before the Effective Time (after giving effect to any acceleration resulting from or in connection with the Merger) (each such VIZIO RSU, a “Cancelled VIZIO RSU Award”) will be canceled for no consideration.

•

Effective as of immediately before the Effective Time, each VIZIO Option held by a non-employee member of the Board and each VIZIO RSU held by a non-employee member of the Board that, in each case, is then outstanding and unvested will accelerate and vest in full.

In addition, the Merger Agreement provides that, except as provided otherwise in the Merger Agreement, on or promptly after the closing date of the Merger, Walmart will grant to each continuing VIZIO employee who held a Cancelled VIZIO Option or Cancelled VIZIO RSU Award (collectively, the “Cancelled VIZIO Awards”) an award of Walmart restricted stock units, each with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) equal to the product of (1) the total number of shares of Class A Common Stock covered by the corresponding Cancelled VIZIO Award multiplied by (2) the excess of (A) the Per Share Price over (B) the per share exercise price of such Cancelled VIZIO Award, if any, on the terms and subject to the conditions set forth in the Merger Agreement and any agreement between Walmart and such employee.

Conditions to Closing of the Merger

Completion of the Merger is subject to certain closing conditions set forth in the Merger Agreement, including: (1) the adoption of the Merger Agreement by VIZIO’s stockholders (which has occurred); (2) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Clearance”), and the absence of any voluntary agreement to delay the Merger in order to obtain HSR Clearance; (3) the absence of an order or law preventing the consummation of the Merger; (4) the accuracy of representations and warranties of the parties, subject to applicable materiality qualifiers; (5) the performance of each party’s covenants in all material respects; (6) the absence of specified governmental litigation relating to the Merger that is pending or overtly asserted; and (7) no Material Adverse Effect (as defined in the Merger Agreement) having occurred with respect to VIZIO and its subsidiaries since the date of the Merger Agreement that is continuing. The Merger is expected to be completed in the second calendar quarter of 2024, subject the satisfaction or waiver of the closing conditions set forth in the Merger Agreement.

No Shop

The Merger Agreement provides that VIZIO and its representatives will be subject to customary “no-shop” restrictions prohibiting VIZIO and its representatives from soliciting alternative acquisition proposals, providing confidential information to third parties in connection with an alternative acquisition proposal, and engaging in discussions or negotiations with third parties with respect to alternative acquisition proposals. VIZIO has further agreed to cease and cause to be terminated any existing discussions or negotiations, if any, with regard to alternative acquisition proposals.

However, prior to 5:00 p.m. Central time on April 4, 2024 (the “Subsequent Time”), VIZIO is permitted, under certain circumstances, to provide information to, and enter into discussions or negotiations with, third parties with respect to an unsolicited alternative acquisition proposal that the Board has determined is, or would reasonably be expected to result in, a Superior Offer (as defined in the Merger Agreement), if the Board has determined that the failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties. Subject to satisfaction of certain conditions and under certain circumstances specified in the Merger Agreement, prior to the Subsequent Time and following compliance with Walmart’s “match” rights specified in the Merger Agreement, VIZIO is permitted to terminate the Merger Agreement to enter into an alternative acquisition transaction that the Board has determined is a Superior Offer. The consummation of the Merger cannot occur prior to the Subsequent Time.

Termination of the Merger Agreement

Either VIZIO or Walmart may terminate the Merger Agreement in certain circumstances, including if: (1) the Merger is not completed by the End Date (as defined in the Merger Agreement); (2) a governmental authority of competent jurisdiction has issued a final and non-appealable order preventing the consummation of the Merger; or (3) the other party breaches its representations, warranties or covenants in the Merger Agreement, such that the applicable conditions to closing set forth in the Merger Agreement would not be satisfied, subject in certain cases, to the right of the breaching party to cure the breach. VIZIO may terminate the Merger Agreement in certain additional circumstances, including: (1) to allow VIZIO, prior to the Subsequent Time, to enter into an agreement providing for an alternative acquisition transaction that constitutes a Superior Offer; or (2) if after the 12 month anniversary of the date of the Merger Agreement, the Merger has not been completed because certain governmental authorities have commenced or overtly asserted an intent to commence certain specified investigations.

Upon termination of the Merger Agreement in certain circumstances, VIZIO is obligated to pay Walmart a termination fee of $78,000,000. Specifically, this termination fee is payable by VIZIO to Walmart if the Merger Agreement is terminated: (1) by VIZIO, prior to the Subsequent Time, in order to enter into an alternative acquisition agreement to accept a Superior Offer; and (2) by VIZIO or Walmart if (a) the Merger Agreement is terminated for the failure to consummate the Merger by the End Date, (b) at the time of the termination of the Merger Agreement, a Specified Circumstance (as defined in the Merger Agreement) does not exist, (c) prior to the termination of the Merger Agreement an alternative acquisition proposal has been made or publicly announced and (d) within 12 months following the termination of the Merger Agreement, VIZIO enters into and subsequently consummates an Acquisition Transaction (as defined in the Merger Agreement).

The Merger Agreement also provides that VIZIO, on the one hand, or Walmart and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Merger if the conditions set forth in the Merger Agreement are satisfied.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 and is incorporated by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about VIZIO, Merger Sub, Walmart or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in VIZIO’s public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in VIZIO’s public disclosures.

Support Agreements

Simultaneously with the execution of the Merger Agreement, each of VIZIO’s directors and executive officers and certain of their related trusts and affiliates, in their capacity as stockholders of VIZIO, entered into a support agreement (each, a “Support Agreement”) with Walmart. Pursuant to the Support Agreements, the applicable stockholders have agreed, among other things, to vote their shares of Common Stock against any alternative acquisition proposal. In addition, Mr. Wang and certain of his related trusts agreed to vote their shares of Common Stock in favor of the adoption of the Merger Agreement (including by delivering written consents). The Support Agreements terminate, among other reasons, upon the termination of the Merger Agreement in accordance with its terms, including by VIZIO in order to enter into an alternative acquisition agreement to accept a Superior Offer.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreements. A form of the Support Agreement signed by Mr. Wang and his related trusts is filed as Exhibit 10.1, and a form of the Support Agreement signed by VIZIO’s other executive officers and directors and their affiliates is filed as Exhibit 10.2 hereto, and each is incorporated by reference.

Holdback Agreements

Simultaneously with the execution of the Merger Agreement, Mr. Wang, certain of Mr. Wang’s related trusts, and Ben Wong, VIZIO’s Chief Operating Officer, in their respective capacities as stockholders of VIZIO, have each entered into a holdback agreement (each, a “Holdback Agreement”) with Walmart. Pursuant to the Holdback Agreements, Messrs. Wang and Wong have agreed that a portion of the after-tax merger consideration that would otherwise be payable to them as a result of the Merger will be placed into a third-party escrow account to be released to them over time, subject to, and in accordance with, the terms and conditions of the Holdback Agreements. In the aggregate, Mr. Wang and his related trusts have agreed to a holdback of $100 million of their collective after-tax merger consideration, and Mr. Wong has agreed to a holdback of $6 million of his after-tax merger consideration.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As described in Item 1.01, on February 19, 2024, the Consenting Stockholders provided all necessary approvals of VIZIO’s stockholders to adopt the Merger Agreement by written consent. More specifically, these stockholders, who collectively hold 28,803,756 shares of Class A Common Stock and 76,180,453 shares of Class B Common Stock, represent: (1) a majority of the voting power, on a combined basis, of the outstanding shares of Common Stock entitled to adopt the Merger Agreement; and (2) two-thirds of the outstanding shares of Class B Common Stock, voting as a separate class. This approval constitutes all required stockholder approvals of VIZIO’s stockholders under VIZIO’s organizational document and Delaware law necessary to consummate the Merger. No further approval of VIZIO’s stockholders is required or will be sought.

Item 8.01	Other Events.

On February 20, 2024, Walmart and VIZIO issued a joint press release announcing the entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, including the timing of the proposed transaction and other information related to the proposed transaction. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the proposed transaction and our expectations, strategy, plans or intentions regarding it. Forward-looking statements in this communication include, but are not limited to, (1) expectations regarding the timing, completion and expected benefits of the proposed transaction, (2) plans, objectives and intentions with respect to future operations, customers and the market, and (3) the expected impact of the proposed transaction on the business of the parties. Actual outcomes or results could differ materially from the forward-looking statements as a result of: changes in circumstances, assumptions not being realized or other risks, uncertainties and other factors, including conditions to the completion of the acquisition, such as required regulatory clearance, not being satisfied; closing of the transaction being delayed or not occurring at all; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; Walmart and/or VIZIO being unable to achieve the anticipated benefits of the transaction; the acquired business not performing as expected; significant transaction costs associated with the transaction; the risk that disruptions from the transaction will harm the parties’ businesses, including current plans and operations; the ability of the parties to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; and other factors relating to the parties’ operations and financial performance discussed in their respective filings with the SEC.

The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in filings with the Securities and Exchange Commission, including reports filed on Form 10-K, 10-Q and 8-K and in other filings made by Walmart and VIZIO with the SEC from time to time and available at www.sec.gov. These forward looking statements are based on current expectations, and with regard to the proposed transaction, are based on Walmart’s and VIZIO’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Walmart and VIZIO, all of which are subject to change. Such forward-looking statements are made as of the date of this release, and the parties undertake no obligation to update such statements to reflect subsequent events or circumstances, except as otherwise required by securities and other applicable laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*#	Agreement and Plan of Merger, dated as of February 19, 2024, by and among Walmart Inc., Vista Acquisition Corp. and VIZIO Holding Corp.

10.1#	Form of Support Agreement

10.2#	Form of Support Agreement

99.1	Joint Press Release, dated February 20, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) or Item 601(b)(2) (as applicable). VIZIO will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. VIZIO may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

#

Certain confidential portions of this exhibit were omitted by means of marking portions with brackets and asterisks because the identified confidential portions constituted personally identifiable information that is not material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

VIZIO HOLDING CORP.

Date: February 20, 2024	By:	/s/ Jerry Huang
Jerry Huang
General Counsel